Exhibit(g)(5)

Execution Version

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment TO CUSTODIAN AGREEMENT (this “Amendment”) is dated as of December 14, 2023 by and between Exchange Traded Concepts Trust (the “Fund” including on behalf of each series listed on Appendix A to the Agreement (defined below)) and Brown Brothers Harriman & Co. ("BBH&Co.").

Reference is made to the Custodian Agreement dated September 28, 2009 by and between the Fund and BBH&Co., as amended from time to time and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Whereas, the Company and BBH&Co. have agreed to make certain modifications to the terms of the Agreement as further detailed herein;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendment

1.	Appendix A to the Agreement shall be deleted in its entirety and the updated Appendix A attached hereto shall be substituted in its place.

B.	Miscellaneous

1.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.

3.	This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

4.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree that execution of this Amendment by electronic signature (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” acceptable to BBH&Co., shall be permitted hereunder. Each such faxed, scanned, or photocopied manual signature or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of an executed counterpart of a signature page of this Amendment by hard copy, facsimile, e-mailed .pdf, or other electronic means shall constitute effective delivery of this Amendment as to the parties for all purposes. The parties hereby adopt as original any such signatures received via electronically transmitted form.

Execution Version

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.		EXCHANGE TRADED CONCEPTS TRUST

By:	/s/ Hugh Bolton	By:	/s/ J. Garrett Stevens
Name:	Hugh Bolton	Name:	J. Garrett Stevens
Title:	Principal	Title:	President

Execution Version

APPENDIX A TO

THE CUSTODIAN AGREEMENT

BETWEEN

EXCHANGE TRADED CONCEPTS TRUST

and

BROWN BROTHERS HARRIMAN & CO.

Updated as of December 14, 2023

The following is a list of Funds/Portfolios for which BBH&Co. shall serve as custodian under a Custodian Agreement dated as of September 28, 2009:

EMQQ Emerging Markets Internet & Ecommerce ETF

FMQQ The Next Frontier Internet & Ecommerce ETF

India Internet & Ecommerce ETF

Vesper US Large Cap Short-Term Reversal Strategy ETF

Nifty India Financials ETF

Bitwise Crypto Industry Innovators ETF

Range Nuclear Renaissance Index ETF

Range Global Coal Index ETF

Range Global LNG Ecosystem Index ETF

Range Global Offshore Oil Services Index ETF